Exhibit 1.1

EXECUTION VERSION

PRGX GLOBAL, INC.

6,249,234 Shares of Common Stock1

UNDERWRITING AGREEMENT

December 5, 2012

William Blair & Company, L.L.C.

As Representative of the Several

Underwriters Named in Schedule A

c/o William Blair & Company, L.L.C.

222 West Adams Street

Chicago, Illinois 60606

Ladies and Gentlemen:

SECTION 1. Introductory. PRGX Global, Inc. (the “Company”), a Georgia corporation, has an authorized capital stock consisting of 1,000,000 shares, no par value, of preferred stock, of which no shares will be outstanding as of the First Closing Date hereinafter defined and 50,000,000 shares, no par value, of Common Stock (“Common Stock”), of which 25,405,685 shares were outstanding as of December 5, 2012, and no other shares of Common Stock will have been issued as of the First Closing Date hereinafter defined, except for shares of Common Stock issued upon the exercise of stock options outstanding as of December 5, 2012 or shares of Common Stock issued pursuant to this Agreement. The Company proposes to issue and sell 2,500,000 shares of its authorized but unissued Common Stock, and certain stockholders of the Company (as named in Schedule B, the “Selling Stockholders”) propose to sell in the aggregate 3,749,234 shares of the Company’s issued and outstanding Common Stock to the several underwriters named in Schedule A as it may be amended by the Pricing Agreement hereinafter defined (“Underwriters”), who are acting severally and not jointly. Collectively, such total of 6,249,234 shares of Common Stock proposed to be sold by the Company and the Selling Stockholders is hereinafter referred to as the “Firm Shares.” In addition, the Company proposes to grant to the Underwriters an option to purchase up to an aggregate of 937,385 additional shares of Common Stock (“Option Shares”) as provided in Section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the “Shares.” The Common Stock, including the Shares, will have attached thereto rights (the “Rights”) to purchase shares of Participating Preferred Stock, no par value (the “Preferred Stock”), of the Company. The Rights are to be issued pursuant to a Shareholder Protection Rights Agreement (the “Rights Agreement”), dated as of August 9, 2000 and as amended from time to time thereafter, by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.

You have advised the Company and the Selling Stockholders that the Underwriters propose to make a public offering (the “Offering”) of their respective portions of the Shares as soon as you deem advisable and the Pricing Agreement hereinafter defined has been executed and delivered.

Prior to the purchase and Offering of the Shares by the several Underwriters, the Company, the Selling Stockholders and William Blair & Company, L.L.C. (the “Representative” or “you”), acting on behalf of the several Underwriters, shall enter into an agreement substantially in the

[1]	Plus options to acquire up to an aggregate of 937,385 additional shares to cover overallotments.

form of Exhibit A hereto (the “Pricing Agreement”). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication among the Company, the Selling Stockholders and the Representative and shall specify such applicable information as is indicated in Exhibit A hereto. The Offering will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

The Company and the Selling Stockholders hereby confirm their agreement with the Underwriters as follows:

SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters that:

(a) A registration statement on Form S-3 (File No. 333-171986), which registration statement is herein referred to as the “Prior Registration Statement,” a registration statement on Form S-3 (File No. 333-185027, which registration statement is herein referred to as the “Rule 429 Registration Statement”)), a related combined base prospectus filed pursuant Rule 429 with the Rule 429 Registration Statement (the “Base Prospectus”) and a preliminary prospectus supplement to the Base Prospectus (any such preliminary prospectus supplement, together with the Base Prospectus, a “preliminary prospectus”) relating to the Shares and the Rights have been prepared and filed with the Securities and Exchange Commission (“Commission”) by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1933 Act;” unless otherwise indicated all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The Company will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the preliminary prospectus in reliance upon Rule 430B. To the extent requested by you, there have been or will promptly be delivered to you one signed copy of such registration statements and amendments, one copy of each exhibit filed therewith, and conformed copies of such registration statements and amendments (but without exhibits) and of the related Base Prospectus and preliminary prospectus or prospectuses, and final forms of prospectus for each of the Underwriters.

Such registration statements (as amended) at the time they respectively became effective (taking into account the post-effective amendment to the Prior Registration Statement resulting from the effectiveness of the Rule 429 Registration Statement), and the combined prospectus constituting a part thereof filed pursuant to Rule 429 with the Rule 429 Registration Statement (including, in each case, the information, if any, deemed to be part thereof pursuant to Rule 430B or the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”)), as from time to time amended or supplemented, are hereinafter referred to as the “Registration Statements” and the “Prospectus,” respectively, except that if the Company provides any revised prospectus to the Underwriters for use in connection with the Offering which revised prospectus differs from the Prospectus on file at the Commission at the time the Rule 429 Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) (“Rule 462(b) Registration Statement”) shall be deemed to be part of the

“Registration Statements” as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statements shall be deemed to be part of the “Prospectus” as defined herein, as appropriate. Any reference herein to the Registration Statements, the Base Prospectus, a preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. Any document filed by the Company under the Exchange Act prior to the date hereof or during the offering period and incorporated by reference in the Registration Statements, when such document was or is filed with the Commission, conformed or will conform in all material respects to the requirements of the Exchange Act, and none of such documents contained or will contain, as of the date such document was or is filed with the Commission, any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) The Commission has not issued any order preventing or suspending the use of the Base Prospectus or any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and when the Registration Statements became effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, the Registration Statements, including the information deemed to be part of the Registration Statements at the time specified in Rule 430B, if applicable, the Prospectus and any amendments or supplements thereto, in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and none of the Registration Statements, the Prospectus, and any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact, in the case of the Registration Statements or any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, or any amendment or supplement thereto, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

As of the Applicable Time hereinafter defined, neither (x) the Issuer General Use Free Writing Prospectus(es) hereinafter defined issued at or prior to the Applicable Time, the Statutory Prospectus hereinafter defined as of the Applicable Time and the information in Schedule A to the Pricing Agreement (collectively, the “Disclosure Package”) nor (y) any individual Issuer Limited Use Free Writing Prospectus hereinafter defined, all being considered together, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

As used in this Section 2(b) and elsewhere in this Agreement:

“Applicable Time” means 4:30 P.M., Chicago Time, on December 5, 2012 or such other time as agreed by the Company, the Selling Stockholders and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the Base Prospectus, as supplemented by the preliminary prospectus supplement, relating to the Shares that is included in the Registration Statements immediately prior to that time (taking into account the post-effective amendment to the Prior Registration Statement resulting from the effectiveness of the Rule 429 Registration Statement).

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering or until any earlier date that the Company notified or notifies the Representative as described in Section 6(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statements, the Prospectus, or any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

Notwithstanding the foregoing, the representations and warranties of the Company set forth in this Section 2(b) shall not apply to information contained in or omitted from any preliminary prospectus, the Registration Statements, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use in the preparation thereof, it being agreed that the only such information furnished by any Underwriter is the information described in Section 4.

At the earliest time after the filing of the Registration Statements that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and at the date of this Agreement, the Company was not and is not an “ineligible issuer” as defined in Rule 405.

(c) The Company and its subsidiaries have been duly incorporated or organized and are validly existing and in good standing under the laws of their respective places of incorporation or organization, with corporate or comparable power and authority to own their properties and conduct their business as described in the Prospectus, except in any such case where the failure to be in good standing would not reasonably be expected to have a material adverse effect upon the Company and its subsidiaries taken as a whole; the Company and each of its subsidiaries are duly qualified to do business as foreign organizations under the corporation or comparable law of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not reasonably be expected to have a material adverse effect upon the Company and its subsidiaries taken as a whole; and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(d) The Company owns directly or indirectly 100 percent of the issued and outstanding capital stock or other equity interests of each of its subsidiaries, free and clear of any claims, liens, encumbrances or security interests (except as disclosed in the Prospectus) and all of such capital stock or other equity interests has been duly authorized and validly issued and is fully paid and nonassessable. None of the subsidiaries of the Company, other than those specified in Schedule D hereto (collectively, the “Significant Subsidiaries”), is a “significant subsidiary” (as defined in Rule 405 under the 1933 Act).

(e) The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus, including the outstanding Shares to be sold by the Selling Stockholders, have been duly authorized and validly issued, are fully paid and nonassessable, and conform in all material respects to the description thereof contained in the Prospectus. The Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms. The Rights have been duly authorized and validly issued, and conform in all material respects to the description thereof contained in the Prospectus. The Preferred Stock has been duly authorized by the Company and validly reserved for issuance and, upon the exercise of the Rights in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and nonassessable, and conform in all material respects to the description thereof contained in the Prospectus.

(f) The Shares to be sold by the Company have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof contained in the Prospectus.

(g) The making and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not (i) violate any provision of the Company’s charter or bylaws or (ii) result, except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, in a breach or violation of any of the terms and provisions of, or constitute a default or change of control under (A) any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or (B) any statute, rule, regulation or order applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any court, regulatory body, administrative agency or other governmental body entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and blue sky laws applicable to the Offering and clearance of such Offering with the Financial Industry Regulatory Authority (“FINRA”). This Agreement has been duly executed and delivered by the Company.

(h) BDO USA, LLC, who has expressed its opinions with respect to certain of the consolidated financial statements and schedules incorporated by reference by reference in the Registration Statements is an independent registered public accounting firm as required by the 1933 Act and the Exchange Act, and such accounting firm is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), with respect to the Company.

(i) The consolidated financial statements of the Company incorporated by reference in the Registration Statements, the Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated statements of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with United States generally accepted accounting principles (“GAAP”)´consistently applied throughout the periods involved, except as disclosed therein.

The financial information set forth in the Prospectus under “Summary Financial Data” presents fairly on the basis stated in the Prospectus, the information set forth therein.

All disclosures contained in the Registration Statements, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Commission’s rules and regulations) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

The interactive data in eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statements and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j) Neither the Company nor any subsidiary is in violation of its respective organizational documents or in default under any consent decree, or in default with respect to any provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party, except for any violations or defaults that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole; and, to the Company’s knowledge, there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(k) There are no material legal or governmental proceedings pending, or to the Company’s knowledge, threatened to which the Company or any subsidiary is or may be a party or of which material property owned or leased by the Company or any subsidiary is or may be the subject, or related to environmental or discrimination matters which are not disclosed in the Prospectus, or which question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto.

(l) Except as disclosed in the Prospectus, there are no holders of securities of the Company having rights to registration thereof (other than any registration obligations that require the Company to register any of its securities on a Form S-8) or preemptive rights to purchase Common Stock.

(m) The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or disclosed elsewhere in the Prospectus) or that are not material to the Company and its subsidiaries taken as a whole. The

Company and each of its subsidiaries hold their respective leased properties that are material to the Company and its subsidiaries taken as a whole under valid and binding leases, except for such exceptions that are not material to the Company or except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(n) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(o) Subsequent to the respective dates as of which information is given in the Rule 429 Registration Statement, the Disclosure Package and the Prospectus, and except as otherwise disclosed in or contemplated by the Prospectus, the Company and its subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in their condition (financial or otherwise) or results of operations nor any material change in their capital stock, short-term debt or long-term debt.

(p) There is no material document of a character required to be described in the Registration Statements, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statements which is not described or filed as required.

(q) Except as disclosed in the Disclosure Package and the Prospectus, the Company together with its subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Trade Rights”) material to the business of the Company and each of its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has received any written notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

(r) The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

(s) The Company and its subsidiaries possess certificates, authorizations, accreditations or permits issued by appropriate governmental agencies or bodies necessary for and material to the conduct of the business now operated by them, and have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Company or its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(t) All offers and sales of the Company’s capital stock prior to the date hereof were either (i) made pursuant to a registration statement filed by the Company with the Commission under the 1933 Act or (ii) at all relevant times exempt from the registration requirements of the 1933 Act and, in each case, all such offers and sales were duly registered with or the subject of an available exemption from the registration requirements of the applicable state and local securities or blue sky laws.

(u) The Company has filed or has a valid extension for filing all necessary federal, state and local income and franchise tax returns that were required to be filed prior to the date hereof and has paid all taxes shown as due thereon, except where the failure to file or the nonpayment of such taxes would not reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that could have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

(v) A registration statement pursuant to Section 12(b) of the Exchange Act to register the Common Stock thereunder has been declared effective by the Commission pursuant to the Exchange Act, and the Common Stock is duly registered thereunder. The Common Stock and the associated Rights are each listed on the NASDAQ Stock Market.

(w) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and
15d-15 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures relating to the Company included in the Registration Statements, the Disclosure Package and the Prospectus.

(x) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) amounts reflected on the Company’s consolidated balance sheet for assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statements and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(y) The Company is not, does not intend to conduct its business in a manner in which it would become, and, after giving effect to the Offering and use of proceeds therefrom will not be, an “investment company” as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

(z) No transaction has occurred between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or stockholder that is required to be described in and is not described in the Registration Statements and the Prospectus.

(aa) The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the rules of the NASDAQ Stock Market (the “Exchange Rules”), and the board of directors or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(bb) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus. All policies of insurance and fidelity or surety bonds insuring the Company, its subsidiaries and their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost.

(cc) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder.

(dd) None of the Company and its subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened. The Company is not aware of any threatened or pending litigation between the Company and any of its executive officers and has not received notice from any of its executive officers that such officer does not intend to remain in the employment of the Company.

SECTION 3. Representations, Warranties and Covenants of the Selling Stockholders.

(a) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, the Company and the Underwriters that:

(i) Such Selling Stockholder (1) has valid title to, or a valid “security entitlement” within the meaning of
Section 8-501 of the New York Uniform Commercial Code (the “New York UCC”) in respect of, the Shares proposed to be sold by such Selling Stockholder hereunder, (2) on the First Closing Date will have valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York UCC in respect of, the Shares proposed to be sold by such Selling Stockholder hereunder and (3) has legal power and authority to enter into this Agreement and the Pricing Agreement and to sell, assign, transfer and deliver such Shares, or a security entitlement in respect of such Shares, hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities and claims; and upon (I) the payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, (II) delivery of such Shares, as directed by the Underwriters, to Cede & Co. or such other nominee as may be designated by The Depository Trust Company (“DTC”), (III) registration of such Shares in the name of DTC or its nominee, and DTC or another person on behalf of DTC maintaining possession of certificates representing such Shares and (IV) DTC indicating by book entries on its books that security entitlements with respect to such Shares have been credited to the Underwriters’ securities accounts, the Underwriters will acquire a security entitlement with respect to such Shares and no action based on an adverse claim (as defined in Section 8-102 of the New York UCC) may be asserted against the Underwriters (assuming that (A) the Underwriters are purchasing such Shares without notice of any adverse claim, (B) DTC is a “securities intermediary” as defined in Section

8-102 of the New York UCC and (C) the State of New York is the “security intermediary’s jurisdiction” of DTC for purposes of Section 8-110 of the New York UCC).

(ii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(iii) Each Prism Selling Stockholder (as identified in Schedule B hereto) has duly authorized, executed and delivered a Power of Attorney (“Power of Attorney”) between such Prism Selling Stockholder and Jerald M. Weintraub (the “Agent”), naming the Agent as such Prism Selling Stockholder’s attorney-in-fact for the purpose of entering into and carrying out this Agreement and the Pricing Agreement, and an executed copy of the Power of Attorney has been delivered to you. Each Blum Selling Stockholder (as identified in Schedule B hereto) has duly authorized, executed and delivered this Agreement and will duly authorize, execute and deliver the Pricing Agreement.

(iv) Such Selling Stockholder has deposited in custody, under a Custody Agreement (“Custody Agreement”) with American Stock Transfer & Trust Company, LLC, as custodian (“Custodian”), unless the Shares to be sold by such Selling Stockholder are already held in book entry forms, certificates in negotiable and proper deliverable form endorsed in blank or accompanied by executed stock powers in blank, for the Shares to be sold hereunder by such Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Stockholder agrees that the Shares to be sold by such Selling Stockholder on deposit (or to be on deposit) with the Custodian are subject to and in consideration of the interests of such Selling Stockholder, the Company, the Underwriters and the other Selling Stockholders, that the arrangements made for such custody, and, in the case of the Prism Selling Stockholders, the appointment of the Agent pursuant to the Power of Attorney by the Prism Selling Stockholders, are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder and under the Custody Agreement, and in the case of the Prism Selling Stockholders, the Power of Attorney, shall not be terminated except as provided in this Agreement or the Custody Agreement, or in the case of the Prism Selling Stockholders, the Power of Attorney, by any act of such Selling Stockholder, by operation of law, whether, in the case of an individual Selling Stockholder, by the death or incapacity of such Selling Stockholder or, in the case of a trust or estate, by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or, in the case of a partnership or corporation, by the dissolution, winding-up, distribution of assets or other event affecting the legal existence of such entity. If any individual Selling Stockholder, trustee or executor should die or become incapacitated, or any such trust, estate, partnership or corporation should be terminated, or if any other event should occur before the delivery of the Shares hereunder, the documents evidencing Shares then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof. The Agent has been authorized by such Prism Selling Stockholder to execute and deliver this Agreement and the Pricing Agreement and the Custodian has been authorized to receive and acknowledge receipt of the proceeds of sale of the Shares to be sold by such Selling Stockholder against delivery thereof and otherwise act on behalf of such Selling Stockholder. The Custody Agreement has been duly executed by or on behalf of such Selling Stockholder, and a copy thereof has been delivered to you.

(v) To the extent that any statements or omissions made in a preliminary prospectus are made in reliance upon and in conformity with the Selling Stockholder Information (as defined below), each preliminary prospectus, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, to the extent that any statements or omissions made in the Registration Statements or the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Stockholder Information, neither the Registration Statements nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Stockholder included or will include any untrue statement of a material fact or omitted or will omit to state any material fact, in the case of the Registration Statements or any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus or any amendment or supplement thereto, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The parties hereto agree that the information relating to such Selling Stockholder set forth under the caption “Selling Stockholders” and the footnotes thereunder, excluding any percentages set forth therein (the “Selling Stockholder Information”) is the only information made in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use in any preliminary prospectus, the Registration Statements and Prospectus and any amendment or supplement thereto.

(vi) On or prior to the date hereof, such Selling Stockholder has executed and delivered to you a “lock-up” agreement letter in a form satisfactory to you.

In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or on the First Closing Date, as hereinafter defined, a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

SECTION 4. Representations and Warranties of the Underwriters. The Representative, on behalf of the several Underwriters, represents and warrants to the Company and the Selling Stockholders that the information set forth (a) on the cover page of the Prospectus with respect to the public offering price and underwriting discount for the Offering and (b) in paragraphs 3, 11, 12 and 13 under “Underwriting” in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statements and is correct and complete in all material respects.

SECTION 5. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each of the Selling Stockholders, severally and not jointly, agrees to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders, respectively, 2,500,000 Firm Shares in the case of the Company and the number of Firm Shares set forth opposite the name of each Selling

Stockholder in Schedule B hereto in the case of the Selling Stockholders, at the price per share set forth in the Pricing Agreement. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Firm Shares which (as nearly as practicable, as determined by you) bears to 2,500,000, the same proportion as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The obligation of each Underwriter to each of the Selling Stockholders shall be to purchase from such Selling Stockholder that number of full shares which (as nearly as practicable, as determined by you) bears to the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule B hereto, the same proportion as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The public offering price and the purchase price shall be set forth in the Pricing Agreement.

At 9:00 A.M., Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 12) following the date the Registration Statements became effective (or, if the Company has elected to rely upon Rule 430B, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company, the Company and the Selling Stockholders will deliver to you at the offices of counsel for the Underwriters or through the facilities of DTC for the accounts of the several Underwriters, the Firm Shares to be sold by them, against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer, to the Company and the Selling Stockholders to such accounts as the Company and the respective Selling Stockholders shall provide to the Representative prior to the First Closing Date. Such time of delivery and payment is herein referred to as the “First Closing Date.” The Firm Shares to be so delivered will be registered in such names as you request by notice to the Company and the Selling Stockholders prior to 10:00 A.M., Chicago Time, on the second business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Underwriters.

In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 937,385 Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised from time to time within 30 days after the date of the Prospectus first filed by the Company pursuant to Rule 424(b) under the 1933 Act (the “Rule 424 Prospectus”) upon notice by you to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which such shares are to be registered and the time and place at which such shares will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the “Second Closing Date,” shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by the Company by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

You have advised the Company and the Selling Stockholders that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to acknowledge receipt therefor. You, individually and not as the Representative of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

SECTION 6. Covenants of the Company. The Company, and in the case of Section 6(h), each of the Selling Stockholders, covenants and agrees that:

(a) During the period when a prospectus relating to the Shares is required to be delivered under the 1933 Act, the Company will advise you and each of the Selling Stockholders promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statements or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statements and if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the Offering, and will also advise you and each of the Selling Stockholders promptly of any request of the Commission for amendment or supplement of the Registration Statements, of any preliminary prospectus or of the Prospectus, or for additional information.

(b) During the period when a prospectus relating to the Shares is required to be delivered under the 1933 Act, the Company will give you and each of the Selling Stockholders notice of its intention to file or prepare any amendment to the Registration Statements (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the Offering which differs from the prospectus on file at the Commission at the time the Rule 429 Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b)) and will furnish you and each of the Selling Stockholders with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably object.

(c) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the Offering which differs from the prospectus on file with the Commission at the time of effectiveness of the Rule 429 Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statements, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

(d) If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statements or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify you and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Neither the Company nor any of its subsidiaries will acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the related option nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the related option, except in either case as contemplated by the Prospectus.

(f) As soon as practicable, but not later than the date on which the Company would be required to file its reports under the Exchange Act containing such information, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Rule 429 Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.

(g) During the period when a prospectus relating to the Shares is required to be delivered under the 1933 Act, the Company will furnish to you at its expense, subject to the provisions of subsection (d) hereof, copies of the Registration Statements, the Prospectus, any Permitted Free Writing Prospectus hereinafter defined, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

(h) The Company and the Selling Stockholders will cooperate with the Underwriters in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

(i) During the period of two years hereafter, the Company will furnish you and each of the other Underwriters with a copy (in each case, to the extent not publicly available on the Commission’s EDGAR system) (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or FINRA; (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company that is not disseminated via the Company’s website or a national news service; and (iii) as soon as available, of each report of the Company mailed to stockholders.

(j) The Company will use the proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus.

(k) If, at the time of effectiveness of the Registration Statements, any information shall have been omitted therefrom in reliance upon Rule 430B, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430B and Rule 424(b), copies of an amended Prospectus, or, if required by such Rule 430B, a post-effective amendment to the Registration Statements (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

(l) During the period when a prospectus relating to the Shares is required to be delivered under the 1933 Act, the Company will comply in all material respects with all registration, filing and reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the Exchange Rules.

(m) During the period when a prospectus relating to the Shares is required to be delivered under the 1933 Act, the Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to the Company, including its subsidiaries is made known to them by others within those entities.

(n) During the period when a prospectus relating to the Shares is required to be delivered under the 1933 Act, the Company will maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) amounts reflected on the Company’s consolidated balance sheet for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included in the Company’s filings under the Exchange Act fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o) The Company agrees not to, directly or indirectly, (i) offer, sell (including “short” selling), assign, encumber, pledge, transfer, contract to sell, grant an option to purchase, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition at any time in the future of) any shares of Common Stock or securities, options or rights convertible or exchangeable into, or exercisable for, Common Stock; (ii) enter any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock; or (iii) publicly disclose the intention to do any of the foregoing (except, in each case, (a) Common Stock sold pursuant to this Agreement, (b) the grant of options and issuance of Common Stock pursuant to the Company’s existing stock incentive plans, (c) the issuance of Common Stock upon the exercise of any outstanding options to purchase Common Stock, and (d) the issuance of Common Stock as consideration in any acquisition, provided that (x) the recipient of such shares of Common Stock agrees to be bound by the foregoing restrictions for the duration of the Lock-Up Period and (y) the total number of shares of Common Stock issued by the Company in connection with acquisitions shall not exceed 10% of the total number of shares of Common Stock then outstanding) without the prior written consent of the Representative for a period of 90 days (the “Lock-Up Period”) after the date of the Rule 424 Prospectus; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in either case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

SECTION 7. Covenants of the Company and the Underwriters. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representative or by the Company and the Representative, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record-keeping.

SECTION 8. Payment of Expenses.

(a) Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the Selling Stockholders and the expenses incurred by the Underwriters) incurred in connection with the performance of the obligations of the Company and the Selling Stockholders hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company’s independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution (including electronic delivery) of the Registration Statements, each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and a blue sky memorandum, (ii) all costs, fees and expenses (including legal fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under blue sky laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with FINRA; provided, however, that the Company’s obligations to pay such fees and expenses of the counsel of the Underwriters pursuant to this clause (ii) shall not exceed $25,000 in the aggregate; (iii) all fees and expenses of the Company’s transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters; and (iv) all costs, fees and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation contained in the second paragraph of Section 2(b).

(b) Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, each Selling Stockholder agrees to pay all legal fees and disbursements of counsel for such Selling Stockholder.

SECTION 9. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and each of the Selling Stockholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company and each of the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

(a) Prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statements shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Stockholders or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430B, the information concerning the public offering price of the Shares and price-related information, and such other information omitted from the preliminary prospectus in reliance on Rule 430B, shall have been transmitted to the Commission for filing pursuant to Rule 424(b) in the manner and within the prescribed time period (without reliance on Rule 424(b)(8)) and the Company will provide evidence satisfactory to the Representative of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430B and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

(b) The Shares shall have been qualified for sale under the blue sky laws of such states as shall have been specified by the Representative.

(c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statements, the Disclosure Package, any Issuer Limited Use Free Writing Prospectus and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

(d) You shall not have advised the Company that the Registration Statements, the Disclosure Package, any Issuer Limited Use Free Writing Prospectus, when considered together with the Disclosure Package, or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, materially and adversely affecting particularly the business or properties of the Company or its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which, in the judgment of the Representative, makes it impractical or inadvisable to proceed with the Offering or purchase as contemplated hereby.

(f) There shall have been furnished to you, as Representative of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

(i) An opinion of Troutman Sanders LLP, counsel for the Company, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(ii) Opinions of counsel for each of the Selling Stockholders, in each case addressed to the Underwriters and dated the First Closing Date in form and substance reasonably satisfactory to the Underwriters.

(iii) Such opinion or opinions of Sidley Austin LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the existence of the Company, the validity of the Shares, the Registration Statements, the Disclosure Package and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they reasonably request for the purpose of enabling them to pass upon such matters.

(iv) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

(1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such closing date;

(2) the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statements or any amendment thereto; no stop order suspending the effectiveness of the Registration Statements has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act; and

(3) subsequent to the date of the most recent financial statements included in the Registration Statements and Prospectus, and except as set forth or contemplated in the Prospectus, (A) none of the Company and its consolidated subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and (B) there has not been any change that has had or would reasonably be expected to have a material adverse effect upon the Company and its subsidiaries taken as a whole or any material change in their short-term debt or long-term debt.

The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1), (2) and (3) to be set forth in said certificate.

(v) A certificate of each of the Blum Selling Stockholders, on behalf of themselves, and the Agent, on behalf of the Prism Selling Stockholders, dated the First Closing Date to the effect that the representations and warranties of such Selling Stockholder set forth in Section 3 are true and correct as of such date and such Selling Stockholder has complied with all the agreements and satisfied all the conditions on the part of such Selling Stockholder to be performed or satisfied at or prior to such date.

(vi) At the time the Pricing Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you letters addressed to you, as Representative of the Underwriters, from BDO USA, LLP, an independent registered public accounting firm, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, in form and substance reasonably satisfactory to the Underwriters. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representative to proceed with the Offering or purchase of the Shares as contemplated hereby.

(vii) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, regarding certain statistical or financial figures included or incorporated by reference in the Prospectus which you may reasonably request and which have not been otherwise verified by the letters referred to in clause (vi) above, such verification to include the provision of documentary evidence supporting any such statistical or financial figure.

(viii) A certificate from the secretary of state or applicable governmental body, dated as of a date within five days prior to the First Closing Date or the Second Closing Date, as the case may be, as to the good standing of each of the Company and the Significant Subsidiaries in each such entity’s jurisdiction of formation (to the extent the laws of the jurisdiction of formation recognize the concept of good standing).

(ix) Such further certificates and documents as you may reasonably request.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Sidley Austin LLP, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

If any condition to the Underwriters’ obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company and the Selling Stockholders without liability on the part of any Underwriter or the Company or the Selling Stockholders, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 8 and 10 hereof and except to the extent provided in Section 12 hereof.

SECTION 10. Reimbursement of Underwriters’ Expenses. If the sale to the Underwriters of the Firm Shares on the First Closing Date is not consummated because any condition of the Underwriters’ obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or any of the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 10, Section 8 and Section 12 shall at all times be effective and shall apply.

SECTION 11. Effectiveness of Registration Statements. You and the Company will use your and its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statements and, if such stop order is issued, to obtain as soon as possible the lifting thereof.

SECTION 12. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statements, including the information deemed to be part of the Registration Statements at the time specified in Rule 430B, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statements or any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statements, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein. In addition to its other obligations under this Section 12(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 12(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each of the Selling Stockholders agrees severally and not jointly in proportion to the number of Shares to be sold by such Selling Stockholder hereunder to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of such Selling Stockholder), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statements, including the information deemed to be part of the Registration Statements at the time specified in Rule 430B, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact about such Selling Stockholder required to be stated therein or necessary to make the statements therein about such Selling Stockholder (in the case of any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the obligations under this Section 12(b) shall only apply to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statements, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with the Selling Stockholder Information. In addition to its other obligations under this Section 12(b), each of the Selling Stockholders agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding to the extent arising out of or based solely upon any statement or omission, or any alleged statement or omission, in or from the Selling Stockholder Information of such Selling Stockholder, it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of such Selling Stockholder’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Notwithstanding anything to the contrary in this Section 12(b), in no event shall the liability of a Selling Stockholder exceed the aggregate gross proceeds, after deducting underwriting discounts and commissions, but before expenses, from the sale of Shares by such Selling Stockholder in the Offering. This indemnity agreement will be in addition to any liability which such Selling Stockholder may otherwise have.

(c) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statements, the Selling Stockholders and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statements, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statements or any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statements, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with the information referenced in Section 4 of this Agreement (which is the only information furnished by the Underwriters for inclusion therein); and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 12(c), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 12(c), they will reimburse the Company and the Selling Stockholders on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters’ obligation to reimburse the Company and the Selling Stockholders for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.

(d) Promptly after receipt by an indemnified party under this Section 12 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 12, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon the advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 12 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representative in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

(e) If the indemnification provided for in this Section 12 is unavailable to an indemnified party under paragraphs (a), (b) or (c) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion, in the case of the Company and the Selling Stockholders, as the total price paid to the Company and the Selling Stockholders for the Shares by the Underwriters (net of underwriting discount but before deducting expenses) bears to, and in the case of the Underwriters, as the underwriting discount received by them bears to, the total of such amounts paid to the Company and the Selling Stockholders and received by the Underwriters as underwriting discount, in each case as contemplated by the Prospectus. The relative fault of the Company, the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 12(e), no Underwriter shall be required to contribute any amount in excess of the aggregate underwriting discount or commission applicable to the Shares purchased by such Underwriter pursuant to this Agreement and no Selling Stockholder shall be required to contribute any amount in excess of the aggregate gross proceeds, after deducting underwriting discounts and commissions, but before expenses, from the sale of Shares by such Selling Stockholder pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 12(e) are several in proportion to their respective underwriting commitments and not joint.

(f) The provisions of this Section 12 shall survive any termination of this Agreement.

Section 13. Default of Underwriters. It shall be a condition to the agreement and obligation of the Company and each of the Selling Stockholders to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representative of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the Representative may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representative, the Company and the Selling Stockholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be paid by the Company pursuant to Section 8 hereof and except to the extent provided in Section 12 hereof.

In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representative or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Rule 429 Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 13. Nothing herein will relieve a defaulting Underwriter from liability for its default.

SECTION 14. Effective Date. This Agreement shall become effective immediately as to Sections 8, 10, 12 and 15 and as to all other provisions at 10:00 A.M., Chicago Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company or by release of any Shares for sale to the public. For the purposes of this Section 14, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of written communications (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

SECTION 15. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

(a) This Agreement may be terminated by the Company by notice to you and the Selling Stockholders or by you by notice to the Company and the Selling Stockholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Stockholders to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 8 hereof and except to the extent provided in Section 12 hereof) or of any Underwriter to the Company or the Selling Stockholders.

(b) This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 5, if exercised, may be cancelled at any time prior to the

Second Closing Date, if (i) trading in securities on the New York Stock Exchange or the NASDAQ Stock Market shall have been suspended or minimum prices shall have been established on such exchange or market, or (ii) a banking moratorium shall have been declared by Illinois, New York, or United States authorities, or (iii) there shall have been any material adverse change in financial markets or any material adverse change in political, economic or financial conditions which, in the opinion of the Representative, either renders it impracticable or inadvisable to proceed with the Offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power or terrorist organization which in the opinion of the Representative makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or the Selling Stockholders or on the part of the Company or the Selling Stockholders to any Underwriter (except for expenses to be paid or reimbursed pursuant to Section 8 hereof and except to the extent provided in Section 12 hereof).

SECTION 16. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, Selling Stockholder or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, and will survive delivery of and payment for the Shares sold hereunder.

SECTION 17. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, with a copy to Robert L. Verigan, c/o Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603; if sent to the Company or any of the Selling Stockholders will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to David W. Ghegan, c/o Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308; and if sent to one of the Selling Stockholders, will be mailed, delivered or telegraphed and confirmed to such Selling Stockholder at such address as they have previously furnished to the Company and the Representative.

SECTION 18. No Advisory or Fiduciary Relationship. The Company and each of the Selling Stockholders acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Selling Stockholders, or its or their stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company or the Selling Stockholders with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Company and the Selling Stockholders have consulted its and their own legal, accounting, regulatory and tax advisors to the extent it and they deemed appropriate.

SECTION 19. Successors. This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 12, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

SECTION 20. Representation of Underwriters. You will act as Representative for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

SECTION 21. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

SECTION 22. Applicable Law. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signatures follow on next page]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters including you, all in accordance with its terms.

Very truly yours,

PRGX GLOBAL, INC.

By:	/s/ Romil Bahl
Name:	Romil Bahl
Title:	President and Chief Executive Officer

Acting as Agent and attorney-in-fact of the Prism Selling Stockholders named in Schedule B

By:	/s/ Jerald M. Weintraub
Name:	Jerald M. Weintraub, Attorney-in-Fact

RICHARD C. BLUM & ASSOCIATES, INC.

By:	/s/ Marc T. Scholvinck
Name:	Marc T. Scholvinck
Title:	Director & Chief Financial Officer

BLUM CAPITAL PARTNERS, L.P.

By: RICHARD C. BLUM & ASSOCIATES, INC., its general partner

By:	/s/ Marc T. Scholvinck
Name:	Marc T. Scholvinck
Title:	Director & Chief Financial Officer

Company’s and Selling Stockholders’ signature page to the Underwriting Agreement

BLUM STRATEGIC PARTNERS II, L.P.

By: BLUM STRATEGIC GP II, L.L.C., its general partner

By:	/s/ Marc T. Scholvinck
Name:	Marc T. Scholvinck
Title:	Managing Member

BLUM STRATEGIC PARTNERS II GMBH & Co. KG

By: BLUM STRATEGIC GP II, L.L.C., its managing limited partner

By:	/s/ Marc T. Scholvinck
Name:	Marc T. Scholvinck
Title:	Managing Member

BK CAPITAL PARTNERS IV, L.P.

By: BLUM CAPITAL PARTNERS, L.P., its general partner

By: RICHARD C. BLUM & ASSOCIATES, INC., its general partner

By:	/s/ Marc T. Scholvinck
Name:	Marc T. Scholvinck
Title:	Director & Chief Financial Officer

Company’s and Selling Stockholders’ signature page to the Underwriting Agreement

The foregoing Agreement is hereby
confirmed and accepted as of
the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.

Acting as Representative of the
several Underwriters named in
Schedule A.

By:	/s/ Brett Paschke
Name:	Brett Paschke
Title:	Head of Equity Capital Markets

Representative’s signature page to the Underwriting Agreement

SCHEDULE A

Underwriter	Number of Firm Shares to be Purchased
William Blair & Company, L.L.C.	3,437,080
Robert W. Baird & Co. Incorporated	2,187,232
B. Riley & Co., LLC	312,461
Barrington Research Associates, Inc.	312,461
TOTAL	6,249,234

A-1

SCHEDULE B

Selling Stockholders	Number of Firm Shares to be Sold
Blum Selling Stockholders:
Blum Capital Partners, L.P.	14,807
BK Capital Partners IV, L.P.	1,369
Blum Strategic Partners II, L.P.	2,674,822
Blum Strategic Partners II GmbH & Co. KG	55,148
Richard C. Blum & Associates, Inc.	3,088
Prism Selling Stockholders:
Prism Partners I, L.P.	25,622
Prism Partners III Leveraged, L.P.	102,486
Prism Partners IV Leveraged Offshore Fund	871,892
TOTAL	3,749,234

B-1

SCHEDULE C

Issuer General Use Free Writing Prospectuses

None

C-1

SCHEDULE D

Significant Subsidiaries of the Company

Domestic entities:

PRGFS, Inc. (Delaware corporation)

PRGX Commercial LLC (Georgia LLC)

PRG International, Inc. (Georgia corporation)

PRGX USA, Inc. (Georgia corporation)

PRGTS, LLC (Georgia LLC)

International entities:

PRGX UK Ltd (UK Private Limited Company)

PRGX UK Holdings Ltd (UK Private Limited Company)

PRGX Canada Corp. (Nova Scotia Unlimited Corporation)

Meridian Corporation Limited (Jersey Private Limited Company)

PRGX Brasil Ltda. (Brazil sociedad empresaria limitada)

D-1

EXHIBIT A

PRGX GLOBAL, INC.

6,249,234 Shares of Common Stock2

PRICING AGREEMENT

December 5, 2012

WILLIAM BLAIR & COMPANY, L.L.C.

As Representative of the Several Underwriters

c/o William Blair & Company, L.L.C.

222 West Adams Street

Chicago, Illinois 60606

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated December 5, 2012 (the “Underwriting Agreement”) relating to the sale by the Company and the Selling Stockholders, and the purchase by the several Underwriters for whom William Blair & Company, L.L.C. is acting as representative (the “Representative”), of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

Pursuant to Section 5 of the Underwriting Agreement, the Company and each of the Selling Stockholders agrees with the Representative as follows:

1. The public offering price per share for the Shares shall be $6.39.

2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $6.0066, being an amount equal to the public offering price set forth above less $0.3834 per share.

[Signatures follow on next page]

[2]	Plus options to acquire up to an aggregate of 937,385 additional shares to cover overallotments.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters, including you, all in accordance with its terms.

Very truly yours,

PRGX GLOBAL, INC.

By:
Name:
Title:

Acting as Agent and attorney-in-fact of the Prism Selling Stockholders named in Schedule B

By:
Name:	Jerald M. Weintraub, Attorney-in-Fact

RICHARD C. BLUM & ASSOCIATES, INC.

By:
Name:	Marc T. Scholvinck
Title:	Director & Chief Financial Officer

BLUM CAPITAL PARTNERS, L.P.

By: RICHARD C. BLUM & ASSOCIATES, INC., its general partner

By:
Name:	Marc T. Scholvinck
Title:	Director & Chief Financial Officer

Company’s and the Selling Stockholders’ signature page to the Pricing Agreement

BLUM STRATEGIC PARTNERS II, L.P.

By: BLUM STRATEGIC GP II, L.L.C., its general partner

By:
Name:	Marc T. Scholvinck
Title:	Managing Member

BLUM STRATEGIC PARTNERS II GMBH & CO. KG

By: BLUM STRATEGIC GP II, L.L.C., its managing limited partner

By:
Name:	Marc T. Scholvinck
Title:	Managing Member

BK CAPITAL PARTNERS IV, L.P.

By: BLUM CAPITAL PARTNERS, L.P., its general partner

By: RICHARD C. BLUM & ASSOCIATES, INC., its general partner

By:
Name:	Marc T. Scholvinck
Title:	Director & Chief Financial Officer

Company’s and the Selling Stockholder’s signature page to the Pricing Agreement

The foregoing Agreement is hereby

confirmed and accepted as of

the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.

Acting as Representative of the

several Underwriters named in

Schedule A to the Underwriting

Agreement.

By: WILLIAM BLAIR & COMPANY, L.L.C.

By:
Name:
Title:

Representative’s signature page to the Pricing Agreement

SCHEDULE A TO PRICING AGREEMENT

Pricing Information

•	Total Shares Offered: 6,249,234 (with overallotment option: 7,186,619)

•	Price to Public: $6.39

•	Underwriting Discount: $0.3834

•	Expected Settlement Date: December 11, 2012